UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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☐	Soliciting Material Pursuant to §240.14a-12
CPEX Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE

Investor Contacts:	Press Contacts:
Chad Rubin	Andrew Cole/Chris Kittredge
Vice President	Sard Verbinnen & Co
The Trout Group	212.687.8080
646.378.2947

Amy Bilbija
MacKenzie Partners
212.929.5802
CPEX Pharmaceuticals Appoints Robert Forrester to Board of Directors
     Exeter, NH, April 30, 2010 — CPEX Pharmaceuticals Inc., (NASDAQ: CPEX) today announced the appointment of Robert Forrester to its Board of Directors, effective immediately. In conjunction with the appointment, the Board has temporarily expanded the number of seats on the Board to six. As previously announced, Mr. Forrester will stand for election at CPEX’s annual meeting on May 26, 2010 to replace current director Miguel Fernandez, who has chosen to retire at the end of his term.
     “We are extremely pleased to have Robert Forrester join our board of directors,” commented James Murphy, Chairman of the Board. “As previously stated when we nominated him, we believe Robert has valuable experience and expertise and is highly qualified to serve on CPEX’s Board. We are appointing Robert to the Board now because we believe he can contribute significantly to our review of the $16.00 per share tender offer commenced by Arcadia Capital Advisors, LLC.”
     Mr. Forrester, age 46, is the Chief Operating Officer of Forma Therapeutics, Inc., a biotech company integrating transformative chemistry and biology to unlock the best targets and pathways that genomic medicine has revealed. Mr. Forrester served in various roles at CombinatoRx, Incorporated (NASDAQ: CRXX) from 2004 until January 2010, including as Interim President and CEO through CombinatoRx’s merger with Neuromed, a privately held biopharmaceutical company, in December 2009. In addition to structuring, negotiating and closing this merger, Mr. Forrester guided CombinatoRx through its initial public offering, as well as other public and private financings and research and product development collaborations with large pharmaceutical companies, biotech companies and foundations. Prior to joining CombinatoRx, Mr. Forrester served as Senior Vice President, Finance and Corporate Development at Coley Pharmaceutical Group from 2000 to 2003, a biopharmaceutical company acquired by Pfizer. From 1994 to 2000, Mr. Forrester was a Managing Director of the Proprietary Investment Group at MeesPierson, a division of the Fortis Group where he was part of a merchant banking group investing in life science companies. Prior to MeesPierson, Mr. Forrester was an investment banker at BZW and UBS advising multi-national companies on corporate finance and M&A transactions. Mr. Forrester started his career as a lawyer with Clifford Chance. He is a member of the Board of Directors of Myriad Pharmaceuticals (NASDAQ: MYRX),

Atlantic Healthcare, Rhapsody Biologics and MoMelan Technologies. He holds an LL.B. from Bristol University.
About CPEX Pharmaceuticals, Inc.
     CPEX Pharmaceuticals, Inc. is an emerging specialty pharmaceutical company focused on the development, licensing and commercialization of pharmaceutical products utilizing CPEX’s validated drug delivery platform technology. CPEX has U.S. and international patents and other proprietary rights to technology that facilitates the absorption of drugs. CPEX has licensed applications of its proprietary CPE-215® drug delivery technology to Auxilium Pharmaceuticals, Inc. which launched Testim ®, a topical testosterone gel, in 2003. CPEX maintains its headquarters in Exeter, NH. For more information about CPEX, please visit www.cpexpharm.com.
Note to Security Holders
     Investors are urged to read CPEX’s Solicitation/Recommendation Statement on Schedule 14D-9 when it becomes available as it will contain important information. Security holders may obtain a free copy of the Solicitation/Recommendation Statement (when it becomes available), as well as any other public filings made from time to time by CPEX with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the tender offer by Arcadia Capital Advisors, LLC (“Arcadia”), free of charge at the SEC’s website at www.sec.gov or from CPEX at www.cpexpharm.com/investor.htm.
Important Information
     CPEX and its directors as well as CPEX’s officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of CPEX in connection with CPEX’s 2010 Annual Meeting of Stockholders. Information concerning the interests of participants in the solicitation of proxies are included in CPEX’s definitive proxy statement, filed by CPEX with the SEC on April 9, 2010, in connection with CPEX’s 2010 Annual Meeting of Stockholders (the “2010 Proxy Statement”).
     In addition, CPEX files annual, quarterly and current reports with the SEC. Proxy statements, including the 2010 Proxy Statement, and these other reports, when available, can be obtained, as discussed above, free of charge at the SEC’s website at www.sec.gov or from CPEX at www.cpexpharm.com/investor.htm. Stockholders of CPEX are advised to read carefully the 2010 Proxy Statement and any other proxy materials CPEX files in connection with the 2010 Annual Meeting of Stockholders before making any voting or investment decision because these documents contain important information. CPEX’s 2010 Proxy Statement is available for free by writing to CPEX Pharmaceuticals, Inc., 2 Holland Way, Exeter, NH 03833, Attention: Corporate Secretary. In addition, copies of the 2010 Proxy Statement and any other proxy materials may be requested from our proxy solicitor, MacKenzie Partners, Inc., by toll-free telephone at 800-322-2885 or by e-mail at cpex@mackenziepartners.com.
Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements, including, without limitation, statements regarding CPEX’s 2010 Annual Meeting of Stockholders, the Board and the prospects of an unsolicited tender offer commenced by Arcadia. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such statements. Factors that may cause such differences include, but are not limited to, risks associated with the following: the potential impact of the unsolicited tender offer, CPEX’s and the Board’s upcoming response to the tender offer, Arcadia and Richard Rofé, clinical trials may not demonstrate the efficacy and safety of CPEX products, regulatory approvals may be delayed or not obtained, CPEX’s dependence on obtaining agreements with other parties to conduct clinical trials and commercialize its product candidates that use its drug delivery technology, competition from other manufacturers of proprietary pharmaceuticals, CPEX’s products may not achieve market acceptance or favorable reimbursement rates from health insurers, intellectual property litigation, and other uncertainties detailed under “Risk Factors” in CPEX’s filings with the SEC, including its Annual Report on Form 10-K filed on March 29, 2010. Copies of CPEX’s filings with the SEC may be obtained at the “Investors” section of CPEX’s website at www.cpexpharm.com/investor.htm. CPEX cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this document, and CPEX undertakes no obligation to update or revise the statements, except as may be required by law.
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